UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 24, 2004

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

In November 2004, Charles S. Hilliard, Executive Vice President and Chief Financial Officer of United Online, Inc. (the “Company”), entered into a trading plan to sell an aggregate of 450,000 shares of the Company’s common stock during a period commencing in February 2005 and ending in October 2005.  A portion of the 450,000 shares will be sold ratably at market prices twice each month during such period.  The shares to be sold will be issued pursuant to the exercise of stock options held by Mr. Hilliard.  Mr. Hilliard does not have any control over the timing of the sales under the plan.

Mr. Hilliard’s trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with the Company’s insider trading policy.  Except as may be required by law, the Company does not undertake to report plans by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Hilliard’s plan or the plan of any other officer or director.

As of the date of this filing, Mr. Hilliard holds 135,344 shares (125,000 of which are restricted stock that are subject to repurchase by the Company until January 27, 2008) and options to purchase 892,812 shares of the Company’s common stock at exercise prices ranging from $1.227 to $18.70.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2004	UNITED ONLINE, INC.

/s/ Charles S. Hilliard
Charles S. Hilliard
Executive Vice President, Finance and Chief Financial Officer